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                                 [LETTERHEAD]


                        INDEPENDENT AUDITORS' CONSENT


The Board of Directors
The Westwood Homestead Savings Bank:


We consent to the use of our report included herein and to the reference to our firm under the headings "Statements of Operations" and "Experts" in the Prospectus.

Our report refers to a change in accounting for certain investments in debt and equity securities in 1994.


                                        KPMG PEAT MARWICK LLP


Cincinnati, Ohio
August 1, 1996